UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2019
Salarius Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2450 Holcombe Blvd. Suite J-608 Houston, TX	77021
(Address of principal executive offices)	(Zip Code)

(346) 772-0346
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SLRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02                                           Regulation FD Disclosure.

On August 12, 2019, Salarius Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the issuance of an open letter to its stockholders from its chief executive officer (the “Stockholder Letter”). A copy of the press release is furnished as Exhibit 99.1 hereto.

The Company is also furnishing its corporate presentation (the “Presentation”) as Exhibit 99.2 hereto. The Company does not undertake to update the Presentation.

The Stockholder Letter and the Presentation will also be made available on the Investors – Overview page of the Company’s website at http://investors.salariuspharma.com/.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
99.1	Press release issued by the Registrant on August 12, 2019.
99.2	Corporate Presentation of the Registrant for Q3 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 12, 2019

Salarius Pharmaceuticals, Inc.

		By:	/s/ David J. Arthur
David J. Arthur
President and Chief Executive Officer